CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights”, and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen Core Plus Fixed Income Fund, Van Kampen Corporate Bond Fund and Van Kampen High Yield Fund, November 20, 2009 for Van Kampen Government Securities Fund and February 19, 2010 for Van Kampen Limited Duration Fund, in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A No. 033-39519) of AIM Investment Securities Funds (Invesco Investment Securities Funds) and the related Prospectuses of Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Corporate Bond Fund, Invesco Van Kampen High Yield Fund, Invesco Van Kampen Government Securities Fund and Invesco Van Kampen Limited Duration Fund, and the Statement of Additional Information of AIM Investment Securities Funds (Invesco Investment Securities Funds).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 24, 2010